Exhibit 99.1

NEWS RELEASE
	Contact:	David A. Johnson, CEO
Geokinetics Inc.
(713) 850-7600
(713) 850-7330 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS ACQUIRES GRANT GEOPHYSICAL, BECOMING A
GLOBAL PROVIDER OF SEISMIC SERVICES

Houston, TX, September 11, 2006 — Geokinetics Inc. (OTCBB:GOKN) announced today that it completed the purchase of Grant Geophysical, Inc. on September 8, 2006 for $125 million cash, subject to certain post-closing adjustments. The acquisition was financed by Avista Capital Holdings and Royal Bank of Canada; a portion of the financing was used to repay certain existing debt of Geokinetics and Grant. RBC Capital Markets advised Geokinetics on this transaction.

Geokinetics’ President and Chief Executive Officer, David A. Johnson commented: “Grant Geophysical is known and respected for the quality of its service and its expertise in conducting seismic operations in North America, Latin America, Asia and the Middle East. By diversifying our business globally, we enhance our ability to provide stable growth and earnings, balance our exposure between oil and natural gas exploration, and diversify our client base. This represents our second significant acquisition during the last 12 months, and increases our nominal seismic crew count to 20 from only three a year ago.  We are now one of the largest land, transition zone and shallow water seismic acquisition companies in the world; with assets balanced across geographic regions. This acquisition is in keeping with our goal of making strategic and accretive acquisitions to create shareholder value and is an important step towards providing our shareholders with a more liquid security. We are very pleased to have Dick Miles join us as President of our International Operations while Jim White will continue as President of our North American Operations. Scott McCurdy will join us as Chief Financial Officer.”

Grant’s President and Chief Executive Officer, Richard F. Miles commented:  “Geokinetics is an excellent fit for our people, capabilities and equipment and will allow us to accelerate our international growth plans and address our clients’ ever-increasing needs.”

About Grant Geophysical

Grant is a leading provider of seismic acquisition services to the oil and gas industry in land and transition zone environments worldwide. The primary focus of Grant has been on providing 2D and 3D seismic data acquisition services on land, primarily in Latin and South America and in transition zone and shallow water environments in Latin America, EAME and the Far East.

About Geokinetics Inc.

Geokinetics, Inc., based in Houston, Texas, is a North American focused provider of 3D seismic acquisition and high-end seismic data processing services to the oil and gas industry.  More information about Geokinetics is available on the Internet at www.geokineticsinc.com and Grant Geophysical, Inc. at www.grantgeo.com.

SOURCE:	Geokinetics, Inc.

CONTACT:	David A. Johnson
President and Chief Executive Officer
(713) 850-7600
(713) 850-7330 FAX

Geokinetics Inc., based in Houston, Texas, is a provider of 3D seismic acquisition and high-end seismic data processing services to the oil and gas industry.

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to statements about the acquisition announced in this press release, the related financing plans and statements with respect to future benefits.  These statements are based on certain assumptions made by Geokinetics based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to financial performance and results, availability of sufficient cash flow to execute our business plan and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

GEOKINETICS INC. (OTCBB: GOKN.OB)

One Riverway, Suite 2100, Houston, Texas  77056  (713) 850-7600  (713) 850-7330 FAX